EXHIBIT 99

                                   International DisplayWorks, Inc. Logo Omitted

                    International DisplayWorks to Present at
         C.E. Unterberg, Towbin Emerging Growth Opportunities Conference

Presentation by Senior Management on July 13th at the Mandarin Oriental Hotel in NYC


                             FOR IMMEDIATE RELEASE
                             ---------------------

For additional information contact:
Tom Lacey, CEO                              or      Matthew Hayden, President
International DisplayWorks, Inc.                    Hayden Communications, Inc.
(916) 797-6800                                      (843) 272-4653
                                                    matt@haydenir.com

ROSEVILLE, Calif., -- June 22, 2005-- International DisplayWorks, Inc. (IDW) (Nasdaq NMS: IDWK) a designer and manufacturer of high-quality liquid crystal displays (LCDs), modules and assemblies, today announced its Chief Financial Officer, Jeff Winzeler, will present at the C. E. Unterberg, Towbin Emerging Growth Opportunities Conference at 11:35 a.m. (Eastern) on July 13, 2005. The conference is hosted at the new Mandarin Oriental Hotel on Columbus Circle in New York City.

Mr. Winzeler will provide an industry overview, and discuss the Company's product portfolio, manufacturing competencies and growth strategy, along with financial highlights, including the recently reported record fiscal second quarter earnings, which included a 113 percent increase in revenues record net income of $1.5 million. Mr. Winzeler will also discuss the Company's acquisition of the Beijing manufacturing operations and business of Three-Five Systems, and the ongoing progress related to the LCD manufacturing equipment used in the production of advanced color displays. Following the presentation, Mr. Winzeler will be available for one-on-one breakout meetings with analysts and investors. Interested parties should contact the appropriate institutional salesperson from C.E. Unterberg, Towbin or Hayden Communications at (843) 272-4653 to schedule meetings.

The  presentation  will be webcast.  A link to the webcast is  available  on the
Investor   Relations   section  of   International   DisplayWorks'   website  at
www.idwk.com or at www.wsw.com/webcast/ceut2/idwk/.

About C.E.  Unterberg,  Towbin

Founded more than 70 years ago, C.E. Unterberg, Towbin supplies capital and financial advice to companies with market capitalization of up to $1 billion in the technology, healthcare and global security industries. C.E. Unterberg, Towbin services include public offerings, direct investments, mergers and acquisitions and private placements. Unterberg, Towbin also provides equity research, sales and trading, asset management and private client services. Principal offices are located in New York, San Francisco and Menlo Park, California as well as Boston and Israel. For more information about Unterberg,
Towbin  and  their  services,   visit  their  website   www.unterberg.com



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About International  DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW operates 466,000 square feet of manufacturing facilities in the People's Republic of China (PRC). Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwk.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.